EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Everi Holdings Inc.

Las Vegas, Nevada

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2017, relating to the consolidated financial statements, and the effectiveness of Everi Holdings Inc.’s internal control over financial reporting of Everi Holdings Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Las Vegas, Nevada

May 26, 2017